Exhibit 99.1

FOR IMMEDIATE RELEASE
April 25, 2018

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

Bethesda, MD - April 25, 2018 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended March 31, 2018.

FIRST QUARTER 2018 FINANCIAL HIGHLIGHTS

•	$(0.53) comprehensive loss per common share, comprised of:

◦	$1.06 net income per common share

◦	$(1.59) other comprehensive loss ("OCI") per common share on investments marked-to-market through OCI

•	$0.60 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit [1]

◦
Includes $0.16 per common share of dollar roll income associated with the Company's $15.6 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $0.05 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates

•	$18.63 tangible net book value per common share as of March 31, 2018

◦	Decreased $(1.06) per common share, or -5.4%, from $19.69 per common share as of December 31, 2017

◦	Excludes $550 million, or $1.41 per common share, of goodwill and other intangible assets as of March 31, 2018

•	$0.54 dividends declared per common share during the quarter

•	-2.6% economic return on tangible common equity for the quarter

◦	Comprised of $0.54 dividends per common share and $(1.06) decrease in tangible net book value per common share

AGNC Investment Corp.
April 25, 2018

OTHER FIRST QUARTER HIGHLIGHTS

•	$69.3 billion investment portfolio as of March 31, 2018, comprised of:

◦	$54.8 billion Agency MBS

◦	$13.6 billion TBA mortgage position

◦	$0.9 billion credit risk transfer ("CRT") and non-Agency securities

•	8.2x tangible net book value "at risk" leverage as of March 31, 2018

◦	8.2x average tangible net book value "at risk" leverage for the quarter

•	8.6% portfolio CPR for the quarter

◦	7.6% average projected portfolio life CPR as of March 31, 2018

•	1.26% annualized net interest margin and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization benefit

◦	Excludes 12 bps of "catch up" premium amortization benefit due to change in projected CPR estimates

◦	Decreased from 1.36% for the prior quarter, excluding -2 bps of "catch-up" premium amortization cost
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"The key market dynamics from 2017 - low volatility, steadily increasing equity valuations, stable longer-term rates, and tighter credit spreads - reversed course dramatically during the first quarter of 2018. On the interest rate front, the 10-year U.S. Treasury rate rose 33 basis points, while shorter maturity Treasury rates and swap rates generally increased between 40 and 50 basis points. Consistent with the increase in volatility and wider credit spreads, spreads on Agency mortgage-backed securities (“Agency MBS”) relative to benchmarks widened close to 10 basis points and were the primary driver of AGNC’s book value decline during the first quarter," commented Gary Kain, the Company's Chief Executive Officer and Chief Investment Officer. "Fortunately, AGNC was very well positioned for the interest rate move as a direct result of the actions we took in the fourth quarter of last year to limit our duration gap. Our historically high hedge ratio minimized the impact of the movement in interest rates on our economic return and will continue to limit our exposure to further rate increases.

"While wider Agency MBS spreads were a significant contributor to the decline in our net book value in the first quarter, they also serve to improve the go-forward return profile of our new Agency MBS investment opportunities. As such, we continue to believe that Agency MBS provide the most attractive risk-adjusted returns for levered investors, especially when favorable funding trends are considered. By contrast, valuations of credit-sensitive mortgage investments returned to their recent highs in April, in turn reducing expected levered returns to levels that, in general, we do not find attractive."

"Late in the first quarter, the favorable funding dynamics for Agency MBS that we have discussed for several quarters improved meaningfully, augmenting our absolute return potential from Agency MBS," added Peter Federico, the Company's President and Chief Operating Officer.  "Specifically, the spread between Agency MBS repo funding and corresponding LIBOR rates widened significantly during the quarter, particularly in March. This favorable spread differential will increasingly manifest itself as our pay fixed-receive floating rate swaps reset, reducing the cost of these hedges and

AGNC Investment Corp.
April 25, 2018

providing a tailwind to our cost of funds and, in turn, our net spread income. Finally, our currently high hedge ratio, limited duration gap and modest leverage provide several levers to enhance returns as market conditions evolve."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of March 31, 2018, the Company's tangible net book value per common share was $18.63 per share, compared to $19.69 per share as of December 31, 2017. The decline of $(1.06) per common share, or -5.4%, was primarily due to wider mortgage spreads and, to a lesser extent, higher long-term rates during the first quarter. The Company's tangible net book value per common share excludes $550 million, or $1.41 per common share, of goodwill and other intangible assets as of March 31, 2018.

INVESTMENT PORTFOLIO
As of March 31, 2018, the Company's investment portfolio totaled $69.3 billion, comprised of:

•	$68.4 billion of Agency MBS and TBA securities, including:

◦	$67.3 billion of fixed-rate securities, comprised of:

•	$44.2 billion 30-year fixed-rate securities,

•	$9.7 billion 30-year TBA securities,

•	$8.8 billion 15-year securities,

•	$3.9 billion 15-year TBA securities, and

•	$0.7 billion 20-year fixed-rate securities;

◦	$0.8 billion of collateralized mortgage obligations ("CMOs"); and

◦	$0.3 billion of adjustable-rate securities;

•	$0.9 billion of CRT and non-Agency securities; and

•	$42 million of investments in REIT equity securities consisting of shares of MTGE Investment Corp. common stock.

As of March 31, 2018, inclusive of TBA securities, 30-year and 15-year Agency MBS fixed rate securities represented 78% and 18% of the Company's investment portfolio, respectively, largely unchanged from 77% and 19%, respectively, as of December 31, 2017.

As of March 31, 2018, the Company's fixed-rate Agency MBS, inclusive of TBA securities, had a weighted average coupon of 3.57%, compared to 3.55% as of December 31, 2017, comprised of the following weighted average coupons:

•	3.66% for 30-year fixed-rate securities;

•	3.20% for 15-year fixed rate securities; and

•	3.52% for 20-year fixed-rate securities.

The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of March 31, 2018, the Company's net TBA position had a total fair value of $13.6 billion and a GAAP net carrying value of $82 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value of $15.7 billion and a GAAP net carrying value of $3 million as of December 31, 2017.

AGNC Investment Corp.
April 25, 2018

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 8.6% for the first quarter, compared to 10.1% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of March 31, 2018 was 7.6%, compared to 8.4% as of December 31, 2017.

The weighted average cost basis of the Company's investment portfolio was 104.7% of par value as of March 31, 2018. Net premium amortization cost on the Company's investment portfolio for the first quarter was $(69) million, or $(0.18) per common share, which includes a "catch-up" premium amortization benefit of $21 million, or $0.05 per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the first quarter. This compares to net premium amortization cost for the prior quarter of $(96) million, or $(0.25) per common share, including "catch-up" premium amortization cost of $(3) million, or $(0.01) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, was 3.05% for the first quarter, compared to 2.84% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.90% for the first quarter, compared to 2.86% for the prior quarter. The Company's average asset yield including TBA securities and excluding "catch-up" premium amortization for the first quarter was 2.94%, an increase from 2.88% for the prior quarter.

For the first quarter, the weighted average interest rate on the Company's Agency repurchase agreements was 1.69%, compared to 1.43% for the prior quarter. The Company's average implied TBA funding cost was 1.49% for the first quarter, compared to 1.23% for the prior quarter. Inclusive of interest rate swap costs, the Company's combined average cost of funds for the first quarter was 1.68%, an increase from 1.52% for the prior quarter.

The Company's annualized net interest margin, including TBA securities and interest rate swap costs, was 1.38% for the first quarter, compared to 1.35% for the prior quarter. Excluding "catch-up" premium amortization, the Company's combined annualized net interest margin for the first quarter was 1.26%, compared to 1.36% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized $0.65 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the first quarter, compared to $0.62 for the prior quarter. Excluding "catch-up" premium amortization, the Company's net spread and dollar roll income was $0.60 per common share for the first quarter, a decrease from $0.63 per common share for the prior quarter. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
April 25, 2018

LEVERAGE
As of March 31, 2018, $49.0 billion of Agency repo, $13.5 billion of TBA dollar roll positions (at cost) and $0.3 billion of other debt were used to fund the Company's investment portfolio. Inclusive of its net TBA position and net payable/(receivable) for unsettled securities, the Company's tangible net book value "at risk" leverage ratio was 8.2x as of March 31, 2018, compared to 8.1x as of December 31, 2017.

As of March 31, 2018, the Company's Agency repurchase agreements had a weighted average interest rate of 1.82%, an increase from 1.57% as of December 31, 2017, and a weighted average remaining days to maturity of 109 days, compared to 116 days as of December 31, 2017. As of March 31, 2018, $18.8 billion, or 38%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC, compared to $16.6 billion, or 33%, as of December 31, 2017.

As of March 31, 2018, the Company's Agency repurchase agreements had remaining maturities of:

•	$37.8 billion of three months or less;

•	$3.4 billion from three to six months;

•	$4.2 billion from six to twelve months; and

•	$3.6 billion from one to three years.

HEDGING ACTIVITIES
As of March 31, 2018, 103% of the Company's outstanding balance of Agency repurchase agreements, other debt and net TBA position was hedged with interest rate swaps, swaptions and U.S. Treasury positions, compared to 97% as of December 31, 2017.

As of March 31, 2018, the Company's interest rate swap position totaled $45.3 billion in notional amount, compared to $43.7 billion as of December 31, 2017. The Company's interest rate swap position as of March 31, 2018 included $2.5 billion of forward starting swaps, with an average forward start date of 0.4 years, compared to $4.6 billion and 0.3 years, respectively, as of December 31, 2017. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.82%, an average receive rate of 1.90% and an average maturity of 4.5 years as of March 31, 2018, compared to 1.74%, 1.44% and 4.5 years, respectively, as of December 31, 2017. Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.77% as of March 31, 2018, compared to 1.68% as of December 31, 2017.

The Company also utilizes payer swaptions and U.S. Treasury securities and futures to further mitigate exposure to changes in interest rates. As of March 31, 2018, the Company had payer swaptions outstanding totaling $6.8 billion, compared to $6.7 billion as of December 31, 2017, and short U.S. Treasury positions outstanding totaling $13.0 billion, compared to $14.0 billion as of December 31, 2017.

OTHER GAIN (LOSS), NET
For the first quarter, the Company recorded a net gain of $217 million in other gain (loss), net, or $0.55 per common share, compared to a net gain of $194 million, or $0.50 per common share, for the prior quarter. Other gain (loss), net for the first quarter was comprised of:

AGNC Investment Corp.
April 25, 2018

•	$(2) million of net realized losses on sales of investment securities;

•	$(523) million of net unrealized losses on investment securities measured at fair value through net income;

•	$(9) million of interest rate swap periodic costs;

•	$672 million of net gains on interest rate swaps;

•	$91 million of net gains on interest rate swaptions;

•	$274 million of net gains on U.S. Treasury positions;

•	$62 million of TBA dollar roll income;

•	$(354) million of net mark-to-market losses on TBA mortgage positions;

•	$4 million of management fee income; and

•	$2 million of other net miscellaneous gains.

OTHER COMPREHENSIVE LOSS
During the first quarter, the Company recorded an other comprehensive loss of $(621) million, or $(1.59) per common share, consisting of net unrealized losses on the Company's Agency securities recognized through OCI, compared to a $(205) million, or $(0.52) per common share, other comprehensive loss for the prior quarter.

FIRST QUARTER 2018 DIVIDEND DECLARATIONS
During the first quarter, the Company's Board of Directors declared dividends of $0.18 per share to common stockholders of record as of January 31, February 28 and March 29, 2018, respectively, totaling $0.54 per share for the quarter, which were paid on February 8, March 8 and April 9, 2018, respectively. Since its May 2008 initial public offering through the first quarter of 2018, the Company has declared a total of $7.8 billion in common stock dividends, or $37.70 per common share.

On March 13, 2018, the Company's Board of Directors declared a first quarter dividend on its 7.750% Series B Cumulative Redeemable Preferred Stock of $0.484375 per depositary share and on its Series C Preferred Stock of $0.43750 per depositary share. The dividends were paid on April 16, 2018 to preferred stockholders of record as of April 1, 2018.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
April 25, 2018

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $51,434, $53,055, $47,997, $41,263 and $41,587, respectively)	$54,141	$55,506	$51,638	$45,226	$43,856
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	621	662	700	737	777
Credit risk transfer securities, at fair value	884	876	717	572	383
Non-Agency securities, at fair value	36	36	36	31	31
U.S. Treasury securities, at fair value	224	—	—	—	—
REIT equity securities, at fair value	42	29	4	4	—
Cash and cash equivalents	972	1,046	1,098	1,122	1,073
Restricted cash	386	317	294	261	219
Derivative assets, at fair value	410	205	183	214	205
Receivable for investment securities sold (including pledged securities of $0, $0, $149, $348 and $537, respectively)	—	—	521	353	688
Receivable under reverse repurchase agreements	10,770	10,961	9,226	7,489	8,908
Goodwill and other intangible assets, net	550	551	552	553	554
Other assets	185	187	521	149	144
Total assets	$69,221	$70,376	$65,490	$56,711	$56,838
Liabilities:
Repurchase agreements	$48,956	$50,296	$45,505	$39,058	$39,375
Debt of consolidated variable interest entities, at fair value	336	357	380	405	434
Payable for investment securities purchased	457	95	1,373	2,005	693
Derivative liabilities, at fair value	32	28	62	73	69
Dividends payable	80	80	77	71	66
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	10,352	10,467	9,119	7,221	8,792
Accounts payable and other liabilities	670	299	183	133	117
Total liabilities	60,883	61,622	56,699	48,966	49,546
Stockholders' equity:
Preferred stock - aggregate liquidation preference of $500, $500, $500, $348 and $348, respectively	484	484	484	336	336
Common stock - $0.01 par value; 600.0 shares authorized;
391.3, 391.3, 391.3, 355.6 and 331.0 shares issued and outstanding, respectively	4	4	4	4	3
Additional paid-in capital	11,174	11,173	11,172	10,435	9,932
Retained deficit	(2,358)	(2,562)	(2,729)	(2,800)	(2,628)
Accumulated other comprehensive loss	(966)	(345)	(140)	(230)	(351)
Total stockholders' equity	8,338	8,754	8,791	7,745	7,292
Total liabilities and stockholders' equity	$69,221	$70,376	$65,490	$56,711	$56,838

Tangible net book value per common share [1]	$18.63	$19.69	$19.78	$19.25	$19.31

AGNC Investment Corp.
April 25, 2018

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest income:
Interest income	$431	$386	$318	$293	$296
Interest expense	206	174	140	112	98
Net interest income	225	212	178	181	198
Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	(2)	(16)	22	15	(84)
Unrealized gain (loss) on investment securities measured at fair value through net income, net	(523)	(65)	(31)	9	16
Gain (loss) on derivative instruments and other securities, net	738	271	131	(169)	(40)
Management fee income [2]	4	4	4	4	4
Total other gain (loss), net	217	194	126	(141)	(104)
Expenses:
Compensation and benefits	10	12	10	10	10
Other operating expenses [2]	8	9	8	6	8
Total operating expenses	18	21	18	16	18
Net income	424	385	286	24	76
Dividend on preferred stock	9	9	9	7	7
Issuance costs of redeemed preferred stock	—	—	6	—	—
Net income available to common stockholders	$415	$376	$271	$17	$69

Net income	$424	$385	$286	$24	$76
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	(621)	(205)	90	121	46
Comprehensive income (loss)	(197)	180	376	145	122
Dividend on preferred stock	9	9	9	7	7
Issuance costs of redeemed preferred stock	—	—	6	—	—
Comprehensive income (loss) available (attributable) to common stockholders	$(206)	$171	$361	$138	$115

Weighted average number of common shares outstanding - basic	391.3	391.3	364.7	346.4	331.0
Weighted average number of common shares outstanding - diluted	391.5	391.5	364.9	346.5	331.1
Net income per common share - basic and diluted	$1.06	$0.96	$0.74	$0.05	$0.21
Comprehensive income (loss) per common share - basic and diluted	$(0.53)	$0.44	$0.99	$0.40	$0.35
Dividends declared per common share	$0.54	$0.54	$0.54	$0.54	$0.54

AGNC Investment Corp.
April 25, 2018

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [3]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
GAAP net interest income:
Interest income	$431	$386	$318	$293	$296
Interest expense	206	174	140	112	98
GAAP net interest income	225	212	178	181	198
TBA dollar roll income, net [4,5]	62	78	87	93	71
Interest rate swap periodic costs [4,9]	(9)	(21)	(26)	(35)	(45)
Dividend income from REIT equity securities [4]	1	1	—	—	—
Adjusted net interest and dollar roll income	279	270	239	239	224
Other operating income (expense):
Management fee income	4	4	4	4	4
Operating expenses	(18)	(21)	(18)	(16)	(18)
Total operating income (expense), net	(14)	(17)	(14)	(12)	(14)
Net spread and dollar roll income	265	253	225	227	210
Dividend on preferred stock	9	9	9	7	7
Net spread and dollar roll income available to common stockholders	256	244	216	220	203
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(21)	3	12	13	9
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$235	$247	$228	$233	$212

Weighted average number of common shares outstanding - basic	391.3	391.3	364.7	346.4	331.0
Weighted average number of common shares outstanding - diluted	391.5	391.5	364.9	346.5	331.1
Net spread and dollar roll income per common share - basic	$0.65	$0.62	$0.59	$0.64	$0.61
Net spread and dollar roll income per common share - diluted	$0.65	$0.62	$0.59	$0.63	$0.61
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.60	$0.63	$0.63	$0.67	$0.64
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.60	$0.63	$0.62	$0.67	$0.64

AGNC Investment Corp.
April 25, 2018

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [3]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net income	$424	$385	$286	$24	$76
Book to tax differences:
Premium amortization, net	(23)	(7)	(3)	4	(3)
Realized gain/loss, net	(652)	(262)	(112)	99	(379)
Net capital loss/(utilization of net capital loss carryforward)	245	20	(159)	(232)	276
Unrealized gain/(loss), net	108	(55)	41	160	77
Other	(13)	1	(2)	(2)	(10)
Total book to tax differences	(335)	(303)	(235)	29	(39)
Estimated REIT taxable income	89	82	51	53	37
Dividend on preferred stock	9	9	9	7	7
Estimated REIT taxable income, net of preferred stock dividend	$80	$73	$42	$46	$30
Weighted average number of common shares outstanding - basic	391.3	391.3	364.7	346.4	331.0
Weighted average number of common shares outstanding - diluted	391.5	391.5	364.9	346.5	331.1
Estimated REIT taxable income per common share - basic and diluted	$0.20	$0.19	$0.12	$0.13	$0.09

Beginning cumulative non-deductible net capital loss	$357	$337	$496	$728	$452
Net capital loss/(utilization of net capital loss carryforward)	245	20	(159)	(232)	276
Ending cumulative non-deductible net capital loss	$602	$357	$337	$496	$728
Ending cumulative non-deductible net capital loss per common share	$1.54	$0.91	$0.86	$1.39	$2.20

AGNC Investment Corp.
April 25, 2018

AGNC INVESTMENT CORP.
NET INTEREST MARGIN COMPONENTS BY FUNDING SOURCE [3]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$431	$386	$318	$293	$296
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(21)	3	12	13	9
TBA dollar roll income - implied interest income [4,7]	120	134	139	130	90
Economic interest income, excluding "catch-up" premium amortization	530	523	469	436	395
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(206)	(174)	(140)	(112)	(98)
TBA dollar roll income - implied interest expense [4,6]	(58)	(56)	(52)	(37)	(19)
Interest rate swap periodic costs [4,9]	(9)	(21)	(26)	(35)	(45)
Economic interest expense	(273)	(251)	(218)	(184)	(162)
Dividend income from REIT equity securities [4]	1	1	—	—	—
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$258	$273	$251	$252	$233

Net interest margin, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	3.05%	2.84%	2.72%	2.66%	2.68%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	(0.15)%	0.02%	0.10%	0.12%	0.08%
Investment securities average asset yield, excluding "catch-up" premium amortization	2.90%	2.86%	2.82%	2.78%	2.76%
TBA securities - average implied asset yield [7]	3.08%	2.93%	2.99%	3.08%	2.69%
Average asset yield, excluding "catch-up" premium amortization [8]	2.94%	2.88%	2.87%	2.86%	2.74%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	1.69%	1.43%	1.34%	1.15%	1.01%
TBA securities - average implied funding cost [6]	1.49%	1.23%	1.12%	0.88%	0.58%
Average cost of funds, before interest rate swap cost of funds [8]	1.62%	1.39%	1.28%	1.07%	0.89%
Interest rate swap cost of funds [10]	0.06%	0.13%	0.18%	0.24%	0.34%
Average total cost of funds	1.68%	1.52%	1.46%	1.31%	1.23%
Average net interest margin, excluding "catch-up" premium amortization	1.26%	1.36%	1.41%	1.55%	1.51%

AGNC Investment Corp.
April 25, 2018

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$53,696	$55,026	$51,104	$44,643	$43,232
Other Agency MBS, at fair value - as of period end	$1,066	$1,142	$1,234	$1,320	$1,401
Credit risk transfer securities, at fair value - as of period end	$884	$876	$717	$572	$383
Non-Agency MBS, at fair value - as of period end	$36	$36	$36	$31	$31
Total investment securities, at fair value - as of period end	$55,682	$57,080	$53,091	$46,566	$45,047
Total investment securities, at cost - as of period end	$57,211	$57,466	$53,206	$46,744	$45,354
Total investment securities, at par - as of period end	$54,625	$54,804	$50,795	$44,593	$43,298
Average investment securities, at cost	$56,573	$54,406	$46,808	$43,992	$44,215
Average investment securities, at par	$53,986	$51,914	$44,672	$41,986	$42,218
TBA securities:
Net TBA portfolio - as of period end, at fair value	$13,611	$15,742	$19,409	$17,271	$14,447
Net TBA portfolio - as of period end, at cost	$13,529	$15,739	$19,433	$17,283	$14,377
Net TBA portfolio - as of period end, carrying value	$82	$3	$(24)	$(12)	$70
Average net TBA portfolio, at cost	$15,585	$18,355	$18,616	$16,931	$13,460
Average repurchase agreements and other debt [13]	$49,567	$48,122	$41,406	$38,945	$39,203
Average stockholders' equity [14]	$8,535	$8,741	$8,134	$7,552	$7,310
Tangible net book value per common share [1]	$18.63	$19.69	$19.78	$19.25	$19.31
Tangible net book value "at risk" leverage - average [15]	8.2:1	8.1:1	7.9:1	8.0:1	7.8:1
Tangible net book value "at risk" leverage - as of period end [16]	8.2:1	8.1:1	8.0:1	8.1:1	8.0:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.70%	3.71%	3.72%	3.70%	3.65%
Average asset yield	3.05%	2.84%	2.72%	2.66%	2.68%
Average asset yield, excluding "catch-up" premium amortization	2.90%	2.86%	2.82%	2.78%	2.76%
Average coupon - as of period end	3.70%	3.71%	3.67%	3.70%	3.67%
Average asset yield - as of period end	2.93%	2.89%	2.85%	2.84%	2.83%
Average actual CPR for securities held during the period	9%	10%	12%	11%	11%
Average forecasted CPR - as of period end	8%	8%	9%	9%	8%
Total premium amortization, net	$(69)	$(96)	$(97)	$(96)	$(89)
TBA securities - average implied asset yield [7]	3.08%	2.93%	2.99%	3.08%	2.69%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [8]	2.94%	2.88%	2.87%	2.86%	2.74%
Cost of funds:
Repurchase agreements - average funding cost	1.69%	1.43%	1.34%	1.15%	1.01%
TBA securities - average implied funding cost [6]	1.49%	1.23%	1.12%	0.88%	0.58%
Interest rate swaps - average cost of funds [10]	0.06%	0.13%	0.18%	0.24%	0.34%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic costs [8]	1.68%	1.52%	1.46%	1.31%	1.23%
Repurchase agreements - average funding cost as of period end	1.82%	1.57%	1.36%	1.27%	1.05%
Interest rate swaps - average net pay/(receive) rate as of period end [17]	(0.08)%	0.30%	0.35%	0.41%	0.46%
Net interest margin:
Combined investment and TBA securities average net interest margin	1.38%	1.35%	1.34%	1.46%	1.44%
Combined investment and TBA securities average net interest margin, excluding "catch-up" premium amortization	1.26%	1.36%	1.41%	1.55%	1.51%
Expenses % of average stockholders' equity - annualized [2]	0.84%	0.96%	0.89%	0.85%	0.98%
Economic return (loss) on tangible common equity - unannualized [18]	(2.6)%	2.3%	5.6%	2.5%	1.8%

AGNC Investment Corp.
April 25, 2018

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.	Tangible net book value per common share excludes preferred stock liquidation preference and goodwill and other intangible assets, net.

2.
During Q1 2018, the Company adopted new accounting guidance on revenue recognition, which resulted in reclassification of expense reimbursements from MTGE Investment Corp. from an operating expense offset to management fee income. Net income was not impacted. Prior periods have been revised accordingly, as applicable.

3.	Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

4.	Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.

5.
Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement.  Amount is net of TBAs used for hedging purposes. Amount excludes TBA mark-to-market adjustments.

6.
The implied funding cost of TBA dollar roll transactions is determined using the "price drop" (Note 5) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.

7.
The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 6) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 5) by the average TBA cost basis outstanding for the period.

8.	Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.

9.	Represents periodic interest costs/income on the Company's interest rate swap portfolio. Amount excludes interest rate swap termination fees and mark-to-market adjustments.

10.	Interest rate swap cost of funds represents interest rate swap periodic costs measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and TBA securities).

11.	"Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations

12.	Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.

13.	Average repurchase agreements and other debt includes Agency repo and debt of consolidated VIE's. Amount excludes U.S. Treasury repurchase agreements.

14.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

15.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible assets. Leverage excludes U.S. Treasury repurchase agreements.

16.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible assets at period end. Leverage excludes U.S. Treasury repurchase agreements.

17.	Includes forward starting swaps not yet in effect as of reported period-end.

18.
Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on April 26, 2018 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q1 2018 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

AGNC Investment Corp.
April 25, 2018

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on April 26, 2018. In addition, there will be a phone recording available one hour after the live call on April 26, 2018 through May 10, 2018. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10118544.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest margin."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic costs and dividend income from REIT equity securities (referred to as "adjusted net interest and dollar roll income"), plus (ii) management fee income (GAAP measure) and less (iii) total operating expense (GAAP measure). "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates. Related amounts available to common stockholders exclude non-recurring issuance costs of redeemed preferred stock.

AGNC Investment Corp.
April 25, 2018

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of issuance costs of redeemed preferred stock reported as a reduction to net income available to common stockholders under GAAP is meaningful as they represent non-recurring costs associated capital transactions and are not representative of ongoing costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.